Exhibit 10.17

SUBLEASE AGREEMENT

for

One Main Street, Suite 510, Cambridge, Massachusetts 02142

by and between

TEVA PHARMACEUTICALS USA, INC.

(as Sublandlord)

and

CULLINAN MANAGEMENT, INC.,

(as Subtenant)

Dated: As of December 14, 2017

SUBLEASE

THIS SUBLEASE (the “Sublease”) is made effective as of the 14 day of December, 2017, between TEVA PHARMACEUTICALS USA, INC., a Delaware corporation (herein referred to as “Sublandlord”) with an address at 1090 Horsham Road, P.O. Box 1090, North Wales, PA 19454-1090, and CULLINAN MANAGEMENT, INC., a Delaware corporation (herein referred to as “Subtenant”) with an address of 450 Kendall Street, Cambridge, MA 02142.

PREAMBLE

BASIC SUBLEASE PROVISIONS AND DEFINITIONS

The following terms whenever used in this Sublease shall have the meanings set forth below:

(a) BROKER(S) means CBRE, Inc. and Transwestern Consulting Group.

(b) BUILDING means the building located at and known as One Main Street, Cambridge, Massachusetts.

(c) COMMENCEMENT DATE is the date upon which all of the following have occurred: (i) Sublandlord has substantially completed the Sublandlord’s Work (as defined in Section 2 below), (ii) Prime Landlord has consented to this Sublease in writing, and (iii) Sublandlord has delivered exclusive possession of the Premises to the Subtenant vacant and in broom-clean condition and otherwise in compliance with the terms of this Sublease. The Commencement Date shall be the earlier to occur of (x) February 1, 2018 and (y) the date that Subtenant’s personnel shall first occupy the Premises for the conduct of Subtenant’s business; provided that in no event shall the Commencement Date occur prior to the date that is fifteen (15) days after the later to occur of (A) the execution of this Sublease by Sublandlord and Subtenant, (B) receipt of Prime Landlord’s consent to this Sublease, and (C) Sublandlord’s delivery to Subtenant of exclusive possession the Premises with Sublandlord’s Work substantially complete (clauses (A), (B) and (C) are hereinafter collectively referred to as the “Delivery Condition”). If Sublandlord has not caused the Delivery Condition to have been satisfied on or before January 15, 2018, then for each day thereafter until Sublandlord has caused the Delivery Condition to be satisfied, Subtenant shall receive a credit equal to the amount of one day’s Base Rent, which credit shall be applicable against Base Rent from and after the Rent Commencement Date, and if Sublandlord has not caused the Delivery Condition to have been satisfied on or before February 16, 2018, Subtenant may by written notice to Sublandlord terminate this Sublease.

(d) DEMISED PREMISES OR PREMISES means the approximately Seven Thousand Five Hundred Thirty-One (7,531) rentable square foot area of the Building known as Suite 510, as more particularly described in the Prime Lease.

(e) EXPIRATION DATE is June 30, 2024.

(f) BASE RENT shall be calculated and payable as follows: Initially, Five Hundred Seventy-Two Thousand Three Hundred Fifty-Six Dollars ($572,356.00) per year, or Forty-Seven Thousand Six Hundred Ninety-Six Dollars and Thirty-Three Cents ($47,696.33) per month. Base rent will increase by Nine Thousand Four Hundred Thirteen Dollars and Seventy-Five Cents ($9,413.75) on each anniversary of the Rent Commencement Date.

(g) PERMITTED USE shall be office uses as permitted under the Prime Lease.

(h) PRIME LANDLORD means RREEF America REIT II Corp. PPPT, a Maryland corporation, the owner of the Building and the current Landlord under the Prime Lease.

(i) PRIME LEASE means that certain Office Lease dated as of July 18, 2016 (the “Original Prime Lease”), as amended by that certain First Amendment to Lease dated January 24, 2017 (the “First Amendment to Prime Lease”), between the Prime Landlord, as landlord, and Sublandlord, as tenant, with respect to the Premises.

(j) RENT COMMENCEMENT DATE is the date that is thirty (30) days after the Commencement Date of this Sublease.

(k) SECURITY DEPOSIT is One Hundred Eighty-Eight Thousand Dollars ($188,000.00), subject to reduction as provided in Section 14.

(l) TERM means the period from the Commencement Date until the Expiration Date.

For and in consideration of the covenants herein contained, and upon the terms and conditions herein set forth, Sublandlord and Subtenant, intending to be legally bound, agree as follows:

1. Premises. Sublandlord hereby demises and leases the Premises to Subtenant, and Subtenant hereby leases and takes the Premises from Sublandlord, for the Term and upon the terms, covenants, conditions, and provisions set forth in this Sublease, including the Preamble. Subtenant understands, agrees and acknowledges that the estate of the Sublandlord in the Premises is that of a tenant under the Prime Lease. Subtenant hereby also acknowledges receipt of a copy of the Prime Lease. It is a requirement of this Sublease that Prime Landlord consents to the terms and conditions hereof pursuant to Article 9 of the Prime Lease. Promptly upon the mutual execution and delivery of this Sublease, Sublandlord shall request such consent in accordance with the terms of the Prime Lease and thereafter diligently and in good faith pursue such consent. If the Prime Landlord has not consented to this Sublease within forty-five (45) days after said request by Sublandlord, either party may by written notice to the other party terminate this Sublease. This Sublease is subject and subordinate to the terms and conditions of the Prime Lease. Subtenant covenants and agrees to observe all of the terms and covenants under the Prime Lease which apply to the Building and to the Premises, and except as otherwise provided herein Subtenant shall perform and comply with, and Subtenant shall be subject to, all of the covenants, conditions and agreements undertaken by or required of the tenant under the Prime Lease with respect to the Premises and the Prime Lease. Subtenant acknowledges and agrees that Prime Landlord is responsible for providing all services to the Premises, including but not limited to electricity, heat, light, and plumbing services, and that, except to the extent caused by the gross negligence or willful misconduct of the Sublandlord, Sublandlord shall not be liable for the failure of those services, nor shall Subtenant be entitled to any abatement or reduction in rent by reason thereof nor shall the same give rise to a claim in Subtenant’s favor that such absence of building services constitutes actual or constructive, total or partial eviction or renders the Premises untenantable, unless and to the extent Sublandlord is entitled to an abatement or reduction in rent or to such a claim under the Prime Lease due to the failure of such services. Sublandlord agrees however that in the event the Prime Landlord shall fail to provide services or perform the obligations to be provided or performed by it pursuant to the terms of the Prime Lease, Sublandlord shall, upon written notice from Subtenant and at Subtenant’s cost, use commercially reasonable efforts to enforce the Prime Landlord’s obligations under the Prime Lease, exercise its remedies under the Prime Lease, and to otherwise reasonably cooperate with Subtenant to enforce Prime Landlord’s obligations under the Prime Lease.

2. Condition of Premises. Sublandlord shall deliver the Premises to Subtenant in its “AS IS” condition, except that (i) Sublandlord shall complete, or cause to be completed, the work set forth on Exhibit A attached hereto (the “Sublandlord’s Work”), and shall deliver the Premises vacant and in broom-clean condition, and (ii) Sublandlord represents and warrants that to Sublandlord’s knowledge the Premises are in compliance with all applicable ordinances, rules and regulations, including but not limited to the Americans with Disabilities Act and, all building systems serving the Premises are in good working condition. Notwithstanding anything to the contrary in this Sublease, upon the expiration of the Term of this Sublease or early termination of this Sublease, Subtenant shall not be obligated to remove any alterations, installations, additions or improvements in or about the Premises made prior to the Commencement Date (unless otherwise agreed in writing by and between the Sublandlord and Subtenant).

3. Term. The Term of this Sublease shall commence on the Commencement Date and, unless sooner terminated as expressly provided in this Sublease, shall continue until the Expiration Date. Subtenant shall be allowed to occupy the Demised Premises from the date Prime Landlord consents to this Sublease through the Commencement Date for purposes of installing any furniture and equipment, subject to all terms and conditions of this Sublease excepting only the obligation to pay Base Rent during such early occupancy.

4. Rent. Subtenant shall pay Sublandlord the Base Rent in equal monthly installments, on or before the first day of each month beginning on the Rent Commencement Date. Base Rent shall be prorated based on the number of days in a partial month. The Base Rent payable under this Lease is a gross rent, and Subtenant shall not be responsible for the additional rent or rent adjustments with respect to Expenses, Taxes and Insurance Costs as set forth in Article 4 of the Prime Lease.

5. Subordination to and Incorporation of Prime Lease.

(a) This Sublease and all of Subtenant’s rights hereunder are and shall remain in all respects subject and subordinate to (i) all of the conditions and provisions of the Prime Lease, a true and complete copy of which (except for the rent and certain other provisions which have been redacted) has been delivered to and reviewed by Subtenant, and is attached hereto as Exhibit B; and (ii) any and all matters to which the tenancy of Sublandlord, as tenant under the Prime Lease, is or may be subordinate. The foregoing provisions shall be self-operative and no further instrument of subordination shall be necessary to effectuate such provisions.

(b) Except as otherwise expressly provided in this Sublease, Subtenant assumes and shall keep, observe and perform every term, provision, covenant and condition on Sublandlord’s part pertaining to the Premises which is required to be kept, observed and performed pursuant to the Prime Lease and which arises or accrues during the Term.

(c) Except as otherwise expressly provided in this Sublease or to the extent directly contradicted by the provisions of this Sublease, the terms, provisions, and conditions contained in the Prime Lease are incorporated in this Sublease by reference, and are made a part hereof as if herein set forth at length, Sublease being substituted for “Lease” under the Prime Lease, Sublandlord being substituted for “Landlord” under the Prime Lease, and Subtenant being substituted for “Tenant” under the Prime Lease. Where the terms and provisions of the Prime Lease are inconsistent with the terms of this Sublease, the terms of this Sublease shall control. In addition, the following terms shall be substituted for the definitions provided in the Prime Lease:

(i) “Base Rent” shall have the meaning set forth in this Sublease.

(ii) “Broker” shall have the meaning given to Broker in this Sublease

(iii) “Commencement Date” shall have the meaning set forth in this Sublease.

(iv) “Event of Default” shall mean a breach by Subtenant of any obligation of Subtenant under this Sublease, which breach is not cured within any applicable notice and cure period specified in Article 18 of the Original Prime Lease, as such Article 18 is incorporated into this Sublease.

(v) “Expiration Date” shall have the meaning set forth in this Sublease

(vi) “Rent” shall have the meaning set forth in this Sublease.

(vii) “Security Deposit” shall have the meaning set forth in this Sublease.

(viii) “Term” shall have the meaning set forth in this Sublease.

The following provisions of the Prime Lease shall not be incorporated herein by reference and are expressly excluded from the terms of this Sublease: Article 4, the first sentence of Article 42, and Exhibit B of the Original Prime Lease and Section 2 of the First Amendment to Prime Lease, provided, however, that notwithstanding such non-incorporation, this Sublease remains subject and subordinate to all of the foregoing provisions as provided in Section 5(a) above.

(d) Except to the extent it is otherwise provided in this Sublease and subject to all applicable grace periods, Sublandlord shall have (i) the same rights and remedies and obligations (including but not limited to Prime Landlord’s obligation to mitigate damages) with respect to a breach of this Sublease by Subtenant as the Prime Landlord has with respect to a breach of the Prime Lease, as if the same were more fully set forth at length herein, and (ii) with respect to Subtenant, this Sublease and the Premises, all of the rights, powers, privileges and immunities as are had by the Prime Landlord under the Prime Lease. Sublandlord shall not be responsible for any breach of the Prime Lease by the Prime Landlord or any non-performance or non-compliance with any provision thereof by the Prime Landlord.

(e) If the Prime Lease is terminated for any reason whatsoever, whether by operation of law or otherwise, except through the default of Sublandlord under the Prime Lease (in which case Sublandlord shall be liable to Subtenant for damage suffered as a result of such termination), Sublandlord shall not be liable in any manner whatsoever for such termination. Each party hereby waives all claims to punitive, indirect or consequential damages.

(f) Except as otherwise provided for herein, Sublandlord shall not be required to take any actions, nor shall Sublandlord assume any obligation or liability (including, without limitation, the maintenance of any insurance), which the Prime Lease contemplates will be taken or assumed by Prime Landlord.

(g) Sublandlord shall not be required to indemnify Subtenant pursuant to any provision of the Prime Lease; rather the indemnities set forth in this Sublease will control. In all provisions of the Prime Lease requiring Sublandlord (in its capacity as tenant under the Prime Lease) to indemnify Prime Landlord (in its capacity as landlord under the Prime Lease), Subtenant shall be required to indemnify both Prime Landlord and Sublandlord to the extent the indemnification obligation arises out of the use and occupancy of the Subleased Premises by Subtenant.

(h) Except to the extent caused by the negligence or willful misconduct of the Sublandlord, Sublandlord shall have no obligation to Subtenant to restore or reconstruct any portion of the Premises after any destruction and/or taking by eminent domain, it being understood that such restoration and reconstruction obligations shall be held solely by the Prime Landlord as set forth in the Prime Lease. Notwithstanding the foregoing, any remedies with respect to any such destruction and/or or taking by eminent domain for Sublandlord’s benefit shall be applicable to Subtenant.

(i) Sublandlord represents and warrants to Subtenant that (i) Sublandlord has not received any outstanding written notice of default from Prime Landlord with respect to any Sublandlord’s obligations under the Prime Lease and Sublandlord has no knowledge of any fact or circumstance which, with the giving of notice, passage of time or both would constitute an event of default under the Prime Lease, (ii) the Prime Lease is in full force and effect, (iii) attached hereto as Exhibit B is a true and complete copy of the Prime Lease (as redacted), (iv) Sublandlord is authorized to enter into this Sublease, (v) Sublandlord holds 100% of the tenant’s interest under the Prime Lease as of the date of this Sublease and as of the date of this Sublease Sublandlord’s interest in the Premises is free and clear of any liens, claims, mortgages, charges or encumbrances, subleases and occupancies, other than the Prime Lease and this Sublease, (vi) Sublandlord has no knowledge of any Prime Landlord default under the Prime Lease, and (vii) Sublandlord agrees that it shall not amend, modify, terminate or otherwise alter the Prime Lease in any manner that adversely affects Subtenant’s rights or increases Subtenant’s obligations under this Sublease without Subtenant’s prior written consent, which consent may be granted or withheld in Subtenant’s sole and absolute discretion.

(j) Sublandlord covenants that as long as Subtenant shall pay the Base Rent due hereunder and perform all of the terms, covenants and conditions of this Sublease on its part to be performed and observed, Subtenant shall peaceably and quietly have, hold and enjoy the Premises during the Term of the Sublease without molestation or hindrance by Sublandlord, subject to the terms, provisions and conditions of the Prime Lease and this Sublease.

(k) Sublandlord shall not assign or transfer Sublandlord’s interest under this Sublease at any time during the Term of this Sublease without the prior written consent of Subtenant, such consent not to be unreasonably withheld, conditioned or delayed.

6. Utilities, Communications and Security. The Premises are separately metered for electricity service. Subtenant shall pay for all electricity service to Premises, including lights and plugs and also including electric costs associated with running the supplemental cooling unit in the telephone/data room, if Subtenant elects to run such unit. Subtenant shall also pay for all water charges incurred for water service to the shower room, based on the separate meter for such water service. Subtenant shall be responsible for its communications, information technology, security and alarm services.

7. Alterations. Subtenant may make alterations to the Premises in accordance with the provisions of the Prime Lease and subject to obtaining the prior written consent of Prime Landlord and Sublandlord, which consent (as to Sublandlord) will not be unreasonably withheld, conditioned or delayed. Sublandlord shall not charge Subtenant any supervisory fee in connection with any improvements or alterations to be made by Subtenant. Upon the expiration or termination of this Sublease, Subtenant will not be responsible for removing any improvements currently installed in the Premises or Sublandlord’s Work, and Subtenant will only be responsible for removing or restoring any improvements or alterations to the Premises made by Subtenant as long as Sublandlord or Prime Landlord advised Subtenant of its obligation to remove or restore such improvements or alterations at the time Sublandlord or Prime Landlord granted its consent to the making of such improvements or alterations.

8. Signage. Subtenant shall have the right to signage allocated to Sublandlord under the Prime Lease. Without limiting the foregoing, subject to the terms of the Prime Lease and any required consent of the Prime Landlord, Subtenant shall have the right to install, at Subtenant’s cost, signage on tenant directories at the Building and at the entrance to the Premises, and Sublandlord shall use its reasonable efforts to assist with submitting any such Subtenant request to Prime Landlord and obtaining such consent.

9. Parking. Subtenant shall have the right to all of the parking spaces allocated to Sublandlord under the Prime Lease. Without limiting the foregoing, subject to the terms of the Prime Lease, Subtenant shall be obligated to lease its pro rata share of unreserved parking spaces for the Building, at a rate of .9 spaces per 1,000 rentable square feet (8 parking spaces based on 7,531 rentable square feet) during the Term at then-current rates.

10. Limitation of Liability and Indemnity. Notwithstanding any provision of the Prime Lease to the contrary, but except to the extent caused by the gross negligence or willful misconduct of the Sublandlord, Sublandlord shall not be liable to Subtenant, or any of Subtenant’s agents, employees, servants or invitees, for (i) any damage to persons or property due to the condition or design or any defect in the Building or the Premises during the Term of this Sublease, or (ii) due to any work (specifically excluding Sublandlord’s Work, however) done or being done in the Premises or in mechanical systems in the Premises or the Building which may exist or subsequently occur. Except to the extent caused by the negligence or willful misconduct of Sublandlord, Subtenant shall indemnify and hold harmless, Sublandlord and its agents, employees, attorneys and contractors from and against all suits, claims, actions, liability, loss, cost and expense (including reasonable attorneys’ fees and costs of litigation) of every kind by reason of any breach, violation or nonperformance of any term or condition on the part of Subtenant hereunder, or on account of injuries to persons or damage to property to the extent any such damage or injury may be caused in whole or part, by any act or omission, whether negligent, willful, or otherwise, of Subtenant or any of its agents, servants, employees, contractors, patrons, or invitees entering upon the Premises, or in any other way arising from or out of the occupancy or use of the Premises by Subtenant, its agents, employees and invitees, including (without limitation) any liability of Sublandlord to the Prime Landlord arising out of or caused by Subtenant’s breach of this Sublease. Except to the extent caused by the negligence or willful misconduct of Subtenant, Sublandlord shall indemnify and hold Subtenant harmless from and against any and all suits, claims, actions, liabilities, losses, damages, costs and expenses (including reasonable attorneys’ fees and costs of litigation) of every kind to the extent arising out of the gross negligence or willful misconduct of Sublandlord and Sublandlord’s agents, employees, attorneys and contractors.

11. Condition of the Premises. SUBTENANT SPECIFICALLY ACKNOWLEDGES AND AGREES THAT EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, (i) SUBTENANT SHALL SUBLEASE THE PREMISES FROM SUBLANDLORD “AS IS, WHERE IS” AND WITH ALL FAULTS AND LATENT PATENT DEFECTS, IF ANY, AND (ii) SUBTENANT IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM SUBLANDLORD OR ANY AGENT, REPRESENTATIVE OR EMPLOYEE OF SUBLANDLORD AS TO ANY MATTER CONCERNING THE PREMISES.

12. Brokers’ Commission. Sublandlord and Subtenant represent and warrant that other than the brokerage commission payable by Sublandlord to the Brokers in accordance with a separate agreement, no brokerage commission or similar compensation is due to any party by reason of this Sublease. Each party hereby agrees to indemnify and hold the other party harmless from and against any and all claims, costs, damages, expenses, judgments or liability resulting from any claim for brokerage commissions or similar compensation made by any party in connection with this Sublease and arising from an act or omission of the indemnifying party.

13. Notices. All notices, demands, requests, consents, certificates, and waivers required or permitted hereunder from either party to the other shall be in writing and sent by United States certified mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed as follows:

If to Subtenant:	Cullinan Management, Inc.
450 Kendall Street
Cambridge, MA 02142
Attention: Kristen Laguerre, CFO

With a copy to:	Langer & McLaughlin, LLP
535 Boylston Street, Suite 3
Boston, MA 02116
Attention: Cullinan leasing

If to Sublandlord:	Teva Pharmaceuticals USA, Inc.
c/o Teva North America
1090 Horsham Road
P.O. Box 1090
North Wales, PA 19454-1090

Attention: Mr. Boaz Cohen, Director,
North American Facilities and
Assets

With a copy to:	Teva North America
425 Privet Road
Horsham, PA 19044
Attention: General Counsel

Either party may at any time, in the manner set forth for giving notices to the other, specify a different address to which notices to it shall thereafter be sent. Each party shall promptly deliver to the other party copies of all notices, requests or demands which relate to the Premises or the use and occupancy thereof after receipt of the same from the Prime Landlord.

14. Security Deposit. Upon signing this Sublease, Subtenant shall deposit with Sublandlord as security for the performance of all terms, covenants and conditions of this Sublease, the Security Deposit as set forth in the Preamble. The Security Deposit shall be returned to Subtenant at the expiration of this Sublease, without interest, provided that: (i) the Premises have been vacated; (ii) Sublandlord shall have inspected the Premises after such vacation; and (iii) Subtenant shall have complied with all terms, covenants and conditions of this Sublease. Otherwise, the Security Deposit so paid hereunder may be applied by Sublandlord against any actual loss, damage or injury chargeable to Subtenant, hereunder. Sublandlord’s determination of the amount, if any, to be returned to Subtenant shall be final, provided that any such determination shall be commercially reasonable. Upon any default by Subtenant hereunder, all or part of such Security Deposit may, at Sublandlord’s sole option, be applied on account of such default, and thereafter Subtenant shall restore the resulting deficiency in such Security Deposit, upon demand. Subtenant hereby waives the benefit of any provision of law requiring such Security Deposit to be held in escrow or in trust, and such Security Deposit may be commingled with Sublandlord’s other funds. The Security Deposit is not to be considered as the last (or any) monthly Rent due under this Sublease. As long as no Event of Default then exists under this Sublease, the Security Deposit shall be reduced by Forty-Seven Thousand Dollars ($47,000.00) on each of the second (2nd) and fourth (4th) anniversaries of the Rent Commencement Date and Sublandlord shall return to Subtenant the amount of the Security Deposit reduction within five (5) business days after receipt of Subtenant’s written request made after such anniversary.

15. Early Termination Option. Subtenant shall have the one time right to terminate this Sublease effective as of March 31, 2021, by providing at least nine (9) months’ advance written notice to Sublandlord (the “Termination Option”). If Subtenant exercises the Termination Option, Subtenant shall pay to Landlord, at the same time Subtenant provides its advance written notice of termination to Sublandlord, a termination fee in the amount of One Hundred Ten Thousand Dollars ($110,000.00).

16. Extension Option. Subtenant shall not have the right to extend the Term of this Sublease, and Subtenant acknowledges that Sublandlord will not exercise, and Subtenant will not have the right to exercise, the extension option set forth in Article 40 of the Prime Lease.

17. Miscellaneous.

(a) Entire Agreement. This Sublease represents the entire agreement between the parties hereto and there are no collateral or oral agreements or understandings between Sublandlord and Subtenant with respect to the Premises or the Property. No rights, easements or licenses are acquired in the Property or any land adjacent to the Property by Subtenant by implication or otherwise except as expressly set forth in the provisions of this Sublease.

(b) Modification. This Sublease shall not be modified in any manner except by an instrument in writing executed by the parties.

(c) Interpretation. The masculine (or neuter) pronoun, singular number, shall include the masculine, feminine and neuter genders and the singular and plural number.

(d) Exhibits. Each writing or plan referred to herein as being attached as an Exhibit or otherwise designated herein as an Exhibit hereto is hereby made a part hereof.

(e) Captions and Headings. The captions and headings of sections, subsections and the table of contents herein are for convenience only and are not intended to indicate all of the subject matter in the text and they shall not be deemed to limit, construe, affect or alter the meaning of any provisions of this Sublease and are not to be used in interpreting this Sublease or for any other purpose in the event of any controversy.

(f) Interest. Wherever interest is required to be paid hereunder, such interest shall be deemed to be limited to the lesser of (i) the interest stated or (ii) the highest interest permitted by law.

(g) Severability. If any term or provision of this Sublease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

(h) Relationship of Parties. This Sublease shall not create any relationship between the parties other than that of Sublandlord and Subtenant.

(i) Choice of Law. The terms of this Sublease shall be construed under the laws of the Commonwealth of Massachusetts, without regard to its law of conflict of laws.

18. Assignment and Subletting.

(a) Subtenant shall have the right to assign this Sublease or further sublease the Premises in accordance with the provisions of the Prime Lease and subject to obtaining the prior written consent of Prime Landlord and Sublandlord, which consent (as to Sublandlord) will not be unreasonably withheld, conditioned or delayed.

(b) Notwithstanding the foregoing or anything in this Sublease or the Prime Lease to the contrary (but subject to Prime Landlord’s consent if required), Subtenant may provide an occupancy license for up to but not more than twenty-five percent (25%) of the Premises in the aggregate to individuals or entities with whom Tenant’s investor, MPM Capital LLC (a Delaware limited liability company) has an ongoing business relationship (a “Licensee”) subject to the following terms and conditions:

(i) Subtenant shall remain fully liable for all payments of Rent and the performance and observance of all other obligations of Subtenant under this Sublease;

(ii) Each such Licensee shall enter into a written agreement with Subtenant pursuant to which such Licensee shall agree (A) to use the Premises only for the Permitted Use and (B) such license shall in all events be subject and subordinate to the provisions this Sublease; and

(iii) Subtenant shall promptly notify Sublandlord in writing of any occupancy license pursuant to this Section 18 and deliver to Sublandlord a copy of the occupancy license with the Licensee within five (5) business days of the effective date of such license.

[signatures on following page]

IN WITNESS WHEREOF, and in consideration of the mutual entry into this Sublease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, each party hereto has caused this Sublease to be duly executed under seal.

Sublandlord:

Date Signed: December 14, 2017	TEVA PHARMACEUTICALS USA, INC.

	By:		/s/ Deborah A Griffin
		Name:	Deborah A Griffin
		Title:	SVP & Chief Accounting Officer

	By:		/s/ Boaz Cohen
		Name:	Boaz Cohen
		Title:	Director, Americas Real Estate

Subtenant:

Date Signed: December , 2017	CULLINAN MANAGEMENT, INC.

By:
Name:
Title:

IN WITNESS WHEREOF, and in consideration of the mutual entry into this Sublease and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, each party hereto has caused this Sublease to be duly executed under seal.

Sublandlord:

Date Signed: December , 2017	TEVA PHARMACEUTICALS USA, INC.

By:
Name:

By:
Name:
Title:

Subtenant:

Date Signed: December 12, 2017	CULLINAN MANAGEMENT, INC.

	By:	/s/ Kristen Laguerre
Name: Kristen Laguerre
Title: CFO

EXHIBIT A

Sublandlord’s Work

Sublandlord will complete the build-out of the Premises by assembling/installing (i) a reception desk in the lobby area, (ii) conference room credenzas and custom glass/magnetic boards, and (iii) a feature wall in the reception area, all using materials and finishes in a manner consistent with other areas of the Premises and all to the reasonable satisfaction of Subtenant. Sublandlord shall deliver to Subtenant all operator manuals (to the extent in Sublandlord’s possession) for all equipment in the Premises.

EXHIBIT B

Prime Lease

[attached]